As filed with the Securities and Exchange Commission on September 1, 2015

Registration No. 333-163047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNB FINANCIAL CORPORATION

(Exact name of the registrant as specified in its charter)

Pennsylvania	25-1450605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 South Second Street,

P.O. Box 42,

Clearfield, PA 16830

Telephone: (814) 765-9621

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph B. Bower, Jr.

President and Chief Executive Officer

CNB Financial Corporation

1 South Second Street, P.O. Box 42

Clearfield, PA 16830

Telephone: (814) 765-9621

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Telephone: (202) 637-5600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Explanatory Note

On November 12, 2009, CNB Financial Corporation (sometimes referred to herein as the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-163047) with the Securities and Exchange Commission in order to register 500,000 shares of its common stock, no par value, for offering and sale to participants in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Registration Statement became effective upon filing.

Effective September 1, 2015, the Company appointed a new administrator for the Plan. Information concerning the operation of the Plan is provided in the definitive prospectus filed as part of this Post-Effective Amendment No. 1 to the Registration Statement. This Prospectus discloses updated information in respect of the manner in which the Plan operates and identifies the new administrator of the Plan: American Stock Transfer and Trust Company, LLC.

As used in this Prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, CNB Financial Corporation and its subsidiaries and their predecessors.

PROSPECTUS

CNB FINANCIAL CORPORATION

Dividend Reinvestment and Stock Purchase Plan

This Prospectus relates to the offer and sale by CNB Financial Corporation (sometimes referred to herein as the “Company”) of its common stock, no par value, to its shareholders pursuant to the Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides shareholders a convenient and economical way to reinvest cash dividends in additional shares of common stock as well as purchase additional shares of common stock with optional cash payments. Optional cash payments may not be less than $250 per payment or more than $50,000 per calendar year. The Plan is administered by American Stock Transfer and Trust Company, LLC (the “Plan Administrator”).

Cash dividends are ordinarily paid on or about the 15th day of March, June, September and December of each year, and optional cash payments may be made at any time accompanied by the appropriate cash payment form. Common stock to be purchased with cash dividends or optional cash payments will be purchased either directly from the Company or in the open market by an independent agent appointed by the Company. When common stock is to be purchased from the Company, the investment date for cash dividends will be the dividend payment date, and the investment date for optional cash payments will be weekly, usually on Wednesday; the purchase price per share will be the average of the closing bid and ask quotations on the applicable investment date as reported by the NASDAQ Stock Market, or “NASDAQ”. When common stock is to be purchased in the open market, the investment date for cash dividends will be as soon as practicable on or following the dividend payment date, and the investment date for optional cash payments will be weekly, usually on Wednesday; the purchase price per share will be the average of the prices actually paid for the shares by the agent, including brokerage commissions. The investment date may be delayed if necessary or advisable under any applicable securities or other laws. During a week when a cash dividend is paid, the investment date for optional cash payments will be the same as the investment date for that dividend. However, if Wednesday is a holiday or a day the stock market is closed then the investment date will be the next business day shares are traded.

Shareholders may participate in the Plan by completing an Authorization Card and returning it to the Plan Administrator. Questions 4 and 6 in “Description of the Plan” will assist shareholders in becoming a participant in the Plan. Shareholders who do not wish to participate in the Plan need to do nothing and will continue to receive their cash dividends, if and when declared, as usual.

The shares of common stock offered by this Prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency. Neither the Company nor CNB Bank has guaranteed the shares being offered. There can be no assurance that the trading price of the common stock will not decrease at any time.

The common stock is listed and traded over-the-counter on NASDAQ (Symbol: CCNE). The Plan Administrator’s offices are located at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, N.Y. 10269-0560 and its telephone number is 1-800-278-4353. The Company’s executive offices are located at 1 South Second Street, Clearfield, Pennsylvania 16830 and its telephone number is (814) 765-9621.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE PENNSYLVANIA DEPARTMENT OF BANKING AND SECURITIES OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September 1, 2015

You should rely only on the information contained in this Prospectus or the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This Prospectus may only be used in jurisdictions where it is legal to offer and sell these securities. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus dated September 1, 2015

RISK FACTORS

Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this Prospectus and any Prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a Prospectus supplement relating to a particular offering of securities. For additional information, please see the sources described in “Where You Can Find More Information.”

CNB FINANCIAL CORPORATION

We are a bank holding company and a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We were incorporated under the laws of the Commonwealth of Pennsylvania in 1983 for the purpose of engaging in the business of a financial holding company. On April 26, 1984, we acquired all of the outstanding capital stock of County National Bank, a national banking chartered institution. In December of 2006, County National Bank changed its name to CNB Bank (the “Bank”) and became a state bank chartered in Pennsylvania and subject to regulation by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

We are subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System. In general, we are limited to owning or controlling banks and engaging in such other activities as are properly incident thereto. We are currently engaged in four non-banking activities through our wholly owned subsidiaries CNB Securities Corporation, County Reinsurance Company, CNB Insurance Agency and Holiday Financial Services Corporation. CNB Securities Corporation was formed in 2005 to hold and manage investments and to provide us with additional latitude to purchase other investments. County Reinsurance Company was formed in June of 2001 as a corporation in the State of Arizona. The company provides accidental death and disability and life insurance as a part of lending relationships of the Bank. CNB Insurance Agency was established in February of 2003. The company provides fixed annuity products to banking customers. Holiday Financial Services Corporation was formed in 2005 to facilitate our entry into the consumer discount loan and finance business. In addition to these operating subsidiaries, we have two wholly owned affiliates, CNB Capital Trust II and CNB Capital Trust III, which are accounted for using the equity method. These entities were formed in 2007 for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the trusts and investing the proceeds thereof in subordinated debentures.

We do not currently engage in any operating business activities, other than the ownership and management of CNB Bank, CNB Securities Corporation, County Reinsurance Company, CNB Insurance Agency, and Holiday Financial Services Corporation.

The Bank was incorporated in 1934 and is chartered in the Commonwealth of Pennsylvania. ERIEBANK, a division of CNB Bank, began operations in 2005. In October 2013, we completed the acquisition of FC Banc Corp. and its subsidiary, Farmers Citizens Bank. Farmers Citizens Bank served the central Ohio markets of Bucyrus, Cardington, Fredericktown, Mount Hope and Shiloh, as well as the markets of Worthington and Upper Arlington in the greater Columbus, Ohio area, with 8 branch locations. We continue to operate these 8 branch locations as FCBank, a division of CNB Bank, with local decision making and oversight. An additional FCBank full service branch location was opened in 2014 in Dublin, Ohio.

The Bank has 37 full service branch offices and two loan production offices located in various communities in its market area. CNB Bank’s primary market area includes the Pennsylvania counties of Cambria, Cameron, Centre, Clearfield, Crawford, Elk, Indiana, Jefferson, and McKean. As ERIEBANK, a division of CNB Bank, the Bank operates in the Pennsylvania counties of Crawford, Erie, and Warren. As FCBank, a division of CNB Bank, the Bank operates in the Ohio counties of Crawford, Richland, Ashland, Wayne, Marion, Morrow, Knox, Holmes, Delaware, and Franklin.

The Bank is a full service bank engaging in a full range of banking activities and services for individual, business, governmental and institutional customers. These activities and services principally include checking, savings, and time deposit accounts; real estate, commercial, industrial, residential and consumer loans; and a variety of other specialized financial services. The Bank’s Wealth & Asset Management Services division offers a full range of client services.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus and the information incorporated by reference in it, as well as any Prospectus supplement that accompanies it, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance and our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) changes in general business, industry or economic conditions or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (vii) changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) continued relationships with major customers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products or demand for financial services; and (xvi) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

DESCRIPTION OF THE PLAN

The following questions and answers generally describe the provisions of the Plan.

Purpose

1.	What is the purpose of the Plan?

The Plan allows existing shareholders an easy and convenient method of acquiring shares of common stock. Existing shareholders can purchase additional shares of stock by investing cash dividends and by making optional cash payments. Beneficial owners of shares of common stock whose shares are registered in names other than their own can have their cash dividends reinvested by requesting their nominees or other holders of record to participate in the Plan on their behalf. Since the shares of the common stock purchased under the Plan are acquired from us, we receive additional funds for general corporate purposes.

Advantages and Disadvantages

2.	What are the advantages of the Plan?

•	Shareholders may purchase additional shares of common stock by having all or part of their cash dividends automatically reinvested and by making optional cash payments of not less than $250 per payment or more than $50,000 per calendar year.

•	The Plan Administrator, the administering agent of the Plan, assures safekeeping of shares of common stock credited to a Plan account and provides regular statements of such account. Therefore, shareholders avoid the cumbersome safekeeping of certificates of shares of common stock credited to their Plan accounts.

•	Investors who have an Individual Retirement Account or who set up an IRA with a third party may enroll in the Plan and purchase shares through the Plan. The Plan Administrator, however, cannot establish or administer an IRA. That must be done through another entity.

3.	What are the disadvantages of the Plan?

No interest is paid on optional cash payments held by the Plan Administrator pending investment. Participants have no control over the share price or the timing of the sale or purchase of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell common stock. In addition, Participants will not know the exact number of shares purchased and the prices paid until after the applicable investment date (See Question 18).

Administration

4.	Who administers the Plan?

We have designated American Stock Transfer and Trust Company, LLC as our agent to administer the Plan, maintain records, send statements of accounts to Participants and perform other duties relating to the Plan. Shares of common stock purchased under the Plan are held by the Plan Administrator as agent for Participants and registered in the name of the Plan Administrator or its nominee. If Participants desire to hold their shares personally, the Plan Administrator will issue a stock certificate in the name of the shareholder upon request. The Plan Administrator also serves as Transfer Agent for the common stock.

All communications regarding the Plan should be sent to the Plan Administrator addressed as follows:

American Stock Transfer & Trust Company, LLC

P.O. Box 922

Wall Street Station

New York, NY 10269-0560

Participants should furnish Plan account numbers in their correspondence. Inquiries may be made to the Plan Administrator by telephone at 1-800-278-4353.

Participants

5.	Who is eligible to participate?

All individuals, corporations, partnerships, other business associations and holders of record of shares of common stock are eligible to participate in the Plan, provided participation is not prohibited by any laws or regulations. In order to be eligible to participate, beneficial owners of shares of common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker or a bank nominee) must become holders of record by having all or a portion of those shares transferred into their names. Or, they can request such nominees or other holders of record to participate in the Plan on their behalf. Individuals having established IRA accounts with a third party may participate in the Plan.

6.	How does an eligible shareholder become a Participant?

An eligible shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Plan Administrator. An Authorization Card may be obtained by contacting the Plan Administrator (See Question 4).

7.	When do investments begin under the Plan?

Dividend payment dates ordinarily occur on or about the 15th day of March, June, September and December. The record date for determining shareholders who are eligible to receive dividends normally precedes the dividend payment date by about two weeks.

If the Plan Administrator receives an Authorization Card specifying reinvestment of dividends by the record date of a dividend payment, reinvestment commences with that dividend payment. If the Authorization Card is received after that date, reinvestment of dividends under the Plan begins with the dividend payment following the next record date.

Optional cash payments by Participants are invested as specified in Questions 12 and 13.

8.	What does the Authorization Card provide?

The Authorization Card provides for the purchase of shares of common stock through the following options:

•	Full Dividend Reinvestment. If the “Full Dividend Reinvestment” box is checked, the Plan Administrator will apply all of a Participant’s cash dividends on shares of common stock, as well as on all shares of common stock credited to the Participant’s Plan account, to the purchase of additional shares of common stock.

•	Partial Dividend Reinvestment. If the “Partial Dividend Reinvestment” box is checked, the Plan Administrator will reinvest dividends on the number of shares indicated by the Participant, as well as dividends on all shares of common stock credited to the Participant’s Plan account, and will pay any remaining dividends in cash or direct deposit. Please note that all remaining dividends must be paid by check; direct deposit is not available under Partial Reinvestment. Pursuant to applicable regulation, you must reinvest at least 10% of your dividend distribution each dividend period.

•	Cash Payments Only. If the “Cash Payments Only” box is checked, the Plan Administrator will apply any optional cash payments and any dividends on shares credited to the Participant’s Plan account to the purchase of additional shares of common stock. Cash dividends on shares of common stock registered in the Participant’s name other than in his or her Plan account will be paid to the Participant in cash. Cash dividends may be paid either by check or direct deposit.

If the Participant does not check any box on the Authorization Card, then full dividend reinvestment will be assumed.

9.	May Participants reinvest dividends on less than all shares?

Except for dividends on shares of common stock in a Participant’s Plan account, which are reinvested automatically, Participants may elect to reinvest all or part of the dividends on shares of common stock by designating their intentions on the Authorization Card.

10.	May Participants change the method of participation?

At any time, Participants may change their investment options by completing a new Authorization Card and returning it to the Plan Administrator. If the Participant elects to participate through the full or partial dividend reinvestment feature but later decides to change the number of shares on which cash dividends are being reinvested or to participate through the optional cash payments feature only, the Plan Administrator must receive an Authorization Card indicating the change by the record date of a dividend payment. If the Authorization Card is received after that date, the change will not be effective until the dividend payment following the next record date.

Costs

11.	Who will pay the costs of administering the Plan?

We will pay all costs of administering the Plan, except for brokerage commissions on purchases of common stock in the open market. Such commissions are expected to range from ten cents to fifteen cents per share.

Optional Cash Payments

12.	How are optional cash payments made?

Optional cash payments may be made by check drawn from a U.S. Bank in U.S. currency, or by automatic bank draft. A shareholder may make initial optional cash payment when enrolling in the Plan by enclosing a check (made payable to American Stock Transfer and Trust Company, LLC) with the Authorization Card. Thereafter, Participants may make optional cash payments through the use of cash payment forms sent to Participants as part of their account statements. Participants may also authorize the Plan Administrator to automatically draft their checking, savings or other account in any financial institution that participates in the Automated Clearing House (ACH), system. The Plan Administrator can furnish draft authorization cards and additional information to Participants. Optional cash payments can be made online at www.amstock.com by accessing your account.

Optional cash payments, which are made by check, need not be in the same amount each time and there is no obligation to make optional cash payments regularly. However, should Participants elect to make optional cash payments through automatic bank draft, the draft must be in the same amount. The draft will continue until the Participant notifies the Plan Administrator in writing to change the amount automatically drafted or terminate the bank draft.

The Plan Administrator must receive optional cash payments at least three business days prior to an investment date in order to be invested on that date (See Question 16). Optional cash payments received by the Plan Administrator less than three business days before an investment date will be held until the following investment date. No interest is paid on optional cash payments.

If your check or ACH direct is returned as unpaid the Plan Administrator reserves the right to debit any un-invested cash from your account. If the investment has been made the Plan Administrator reserves the right to sell the shares that have been purchased for your account. If the sale of the shares is not sufficient to satisfy the return check or ACH direct debit the Plan Administrator reserves the right to sell additional shares from your account to satisfy the unpaid check or ACH direct debit. Additional shares will also be sold from your account to satisfy the return fee of $35.

13.	What are the limitations on making optional cash payments?

Optional cash payments may not be less than $250 per payment or more than $50,000 per calendar year. We reserve the right to direct the Plan Administrator to refuse any optional cash payments that in the aggregate exceed $50,000 per calendar year with respect to the aggregate of all of a Participant’s Plan accounts. In such event, the Plan Administrator will return the excess tendered amount of optional cash payments to the Participant. The minimum and maximum amounts of optional cash payments may be changed (or optional cash purchases may be eliminated) at the discretion of CNB Financial Corporation upon sending Plan Participants prior written notice.

Purchases

14.	What is the source of shares of common stock under the Plan?

Shares of common stock needed to meet the requirements of the Plan will either come from our authorized and unissued shares (including treasury stock) or from shares purchased in the open market by an independent agent. The Plan limits us from changing our determination regarding the source of shares to not more than once in any three-month period.

You may authorize the Plan Administrator, on the enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions. It is your responsibility to notify the Plan Administrator if your direct debit information changes.

15.	When are shares of common stock purchased under the Plan?

In the event the agent purchases shares of common stock from CNB Financial Corporation, dividends will be reinvested on the dividend payment date. In the event the agent purchases shares of common stock on the open market, dividends will be reinvested at such times as the agent may determine as soon as practicable on or following the dividend payment date or such later date as may be necessary or advisable under any applicable securities or other laws.

The investment dates for optional cash payments are weekly, usually on Wednesday of each week. During a week when a dividend payment is made, the investment date for optional cash payments is the same date.

Shares purchased under the Plan belong to the Participant on the investment date. However, for federal income tax purposes, the holding period for such shares begins on the following day.

16.	What is the price of shares of common stock purchased under the Plan?

The price of shares of common stock purchased with reinvested cash dividends and optional cash payments, if any, will be the market price of the common stock. For shares acquired directly from CNB Financial Corporation, the market price of the common stock for purposes of this Plan is the average of the closing bid and ask quotations for a share of common stock on the dividend payment date, or the investment date in the case of voluntary cash purchases, as reported by NASDAQ. For shares acquired in the open market, the market price of the common stock is the average of the price actually paid for such shares, including brokerage commissions, purchased by the agent.

17.	How many shares of common stock are purchased for Participants?

The number of shares purchased for a Participant’s account is equal to the amount of the Participant’s dividends being reinvested plus the amount of any optional cash payments divided by the purchase price of the shares. Each Plan account is credited with that number of shares, including fractions computed to three decimal places. The Plan does not provide for Participants or initial investors to purchase a specific number of shares.

Reports to Participants

18.	What reports are sent to Participants?

Shareholders who participate in the Plan only through the reinvestment of dividends receive quarterly statements of their accounts. Shareholders who participate through the investment of optional cash payments receive statements when cash investments are made. These statements of account show any cash dividends reinvested and any cash payments received, the number of shares purchased, the purchase price for the shares and the mean of the high and low sales prices on the investment date, the number of Plan shares held for the Participant by the Plan Administrator, the number of shares registered in the name of the Participant reinvesting dividends, and an accumulation of the transactions for the current calendar year to date. Statements are mailed as soon as practicable after each investment date. These statements are a Participant’s continuing record of the cost of purchases of shares of common stock under the Plan, and the last cumulative statement of the year should be retained for tax purposes.

In addition, each Participant receives copies of all communications sent to shareholders generally, including annual reports, notices of annual meetings and proxy statements and income tax information for reporting dividends paid.

Issuance of Certificates

19.	Are certificates issued for shares of common stock purchased under the Plan?

Unless requested in writing by a Participant, certificates for shares of common stock purchased under the Plan are not issued to the Participant. However, certificates for any number of whole shares credited to a Participant’s account will be issued in the Participant’s name without charge upon written request of the Participant. Certificates representing fractional share interests will not be issued under any circumstances. A request for issuance of Plan shares, including issuance of all of the shares in a Participant’s account, does not constitute a termination of participation in the Plan by the Participant. Termination may be effected only through the delivery to the Plan Administrator of a notice of termination (See Question 26).

20.	In whose name are certificates issued?

Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of Participants are issued in the same names.

Dividends on Fractions of Shares

21.	Are Participants’ Plan accounts credited with dividends on fractions of shares?

Participants receive credit for the amount of dividends attributable to full as well as fractions of shares in their Plan accounts. These dividends are reinvested automatically.

Withdrawal of Shares in Plan Accounts

22.	How may shares be withdrawn from the Plan?

Participant’s my terminate participation in the Plan at any time by notifying the Plan Administrator in writing, via the internet at www.amstock.com or the toll free number provided. There is a transaction fee of $15.00 and commissions of $0.10 for shares sold. If your notice to terminate participation in the Plan is received three business days prior to a dividend payment date then that dividend will be paid out in cash. If your notice to terminate participation in the Plan is received less than three business days prior to a dividend payment date then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. An optional cash payment received before the Plan Administrator receives the notice of termination will be invested for the Participant’s account unless the Participant specifically requests the return of the payment prior to two days before the investment date

23.	Will dividends on shares withdrawn from the Plan continue to be reinvested?

If Participants have authorized reinvestment of dividends on all shares, cash dividends on shares withdrawn continue to be reinvested. If, however, dividends on only part of the shares are being reinvested, the Plan Administrator continues to reinvest dividends on only the number of shares specified on the Authorization Card unless the Plan Administrator receives a new Authorization Card specifying a different number of shares.

24. Will dividends on Participants’ Plan shares continue to be reinvested if Participants sell or transfer the common stock registered in their name?

Even if Participants sell or transfer all of the shares of common stock registered in their name, the Plan Administrator continues to reinvest dividends on the Plan shares until the Plan Administrator receives a written request for withdrawal from the Plan.

Termination of Participation

25.	How do Participants terminate participation in the Plan?

Participants may terminate participation in the Plan at any time by notifying the Plan Administrator in writing, via the internet at www.amstock.com or the toll free number provided. The Plan Administrator may charge a $15 fee for processing the termination. A Participant’s notice of termination takes effect when the Plan Administrator receives the notice. If your notice to terminate participation in the Plan is received three business days prior to a dividend payment date then that dividend will be paid out in cash. If your notice to terminate participation in the Plan is received less than three business days prior to a dividend payment date then that dividend will be reinvested; however, all subsequent dividends will be paid out in cash on all balances. The account then will be terminated and all subsequent dividends will be paid to the Participant. An optional cash payment received before the Plan Administrator receives the notice of termination will be invested for the Participant’s account unless the Participant specifically requests return of the payment prior to two days before the investment date.

26.	What happens when Participants terminate participation in the Plan?

When Participants terminate participation in the Plan by providing the Plan Administrator with a written notice of termination, or upon termination of the Plan, certificates for whole shares of common stock credited to a Participant’s account will be issued to the Participant and a cash payment will be made for any fractional share interests. However, in the Participant’s notice of termination of participation, the Participant may direct the Plan Administrator to sell all full and fractional share interests held in the account. Within ten business days or as soon as practicable after the receipt of notice of termination, such sales will be made through an independent brokerage organization. In both cases there is a transaction fee of $15.00 and commission of $0.10 per share.

Timing and Control.

27.	Do Participants have control over the timing or pricing of shares sold or the selection of the broker making the sales?

Because the Plan Administrator will sell the stock on behalf of the Plan, neither CNB Financial Corporation nor any Participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuation in the prices of CNB Financial Corporation’s common stock. That is, if you send in a request to sell shares, it is possible that the market price of CNB Financial Corporation’s common stock will go down or up before the broker sells your shares.

In addition, you will not earn interest on a sales transaction. The terminating Participant will pay any brokerage commissions, fees, transfer and other taxes and other transaction expenses in connection with such sales. The proceeds of the sale, net of such expenses, will be sent to the Participant as soon as practicable after settlement of the sale.

Dividends paid after termination of participation in the Plan will be paid in cash directly to the former Participant. Former Participants may become Participants in the Plan again at any time by signing a new Authorization Card and returning it to the Plan Administrator.

Sale of Plan Shares

28.	May Participants’ Plan shares be sold?

Participants may sell all or part of the shares of common stock held in the Plan in either of two ways. First, the Participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the Participant’s choice. Alternatively, within five days after receipt of written instructions, the Plan Administrator will sell all or any portion of the shares held by the Plan Administrator for the Participant. The Plan Administrator will sell such shares through independent securities brokers selected in its sole discretion. The Participant will be charged brokerage commissions, fees, transfer and other taxes if applicable and other transaction expenses, which amounts will be deducted from the cash proceeds paid to the Participant. Shares being sold for the Participant may be aggregated with those of other Plan Participants who have requested sales. In that case, the Participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, fees, transfer and other taxes and other transaction expenses. The proceeds of the sale, net of such expenses, will be sent to the Participant as soon as practicable after settlement of the sale. A transaction fee of $15.00 and $0.10 per share will be deducted from the sales proceeds.

Risk to Participants

29.	Does participation in the Plan involve risk?

The Plan itself creates no risk. The risk to Participants is the same as with any other investment in shares of common stock. Since purchase prices are established on the investment date, a Participant loses any advantage otherwise available from being able to select the timing of investments. Participants should recognize that neither CNB Financial Corporation nor the Plan Administrator can assure a profit or protect against a loss on shares of common stock purchased under the Plan.

Stock Dividends or Stock Splits; Rights Offering

30.	What happens if we issue a stock dividend, declare a stock split or have a rights offering?

Any stock dividend or split will be credited to Participants’ Plan accounts based on the number of shares, including fractional share interests, held in such accounts on the record date for such stock dividend or split. In the event we make available to shareholders rights to purchase additional shares of common stock or other securities, such rights will be made available to Participants based on the number of shares, including fractional share interests to the extent practicable, held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights. We reserve the right to either curtail or suspend transaction processing until the completion of any stock dividend, stock split or corporate action.

Voting Rights

31.	How are Participants’ shares voted at meetings of shareholders?

Participants receive a proxy indicating the total number of shares of common stock held, including shares registered in their name and shares credited to their Plan account. If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If the proxy is returned properly signed but with no instructions on how the shares are to be voted, all of the Participant’s shares will be voted in accordance with the recommendations of our board of directors. If the proxy is not returned or if it is returned unexecuted or improperly executed, the Participant’s shares will be voted only if the Participant votes in person.

Income Tax Consequences

32.	What are some federal income tax consequences of participation in the Plan?

Participants are deemed to have received dividend income on the investment date to the extent that shares of common stock are purchased with reinvested dividends. Thus, the full amount of cash dividends used to purchase more common stock under the Plan must be reported as dividend income. In addition, the Internal Revenue Service may require that the per share processing or brokerage fees incurred in the purchase of shares, paid by CNB Financial Corporation, if any, be treated as dividend income to you and included in your cost basis of shares purchased.

The basis of shares of common stock purchased under the Plan, either with reinvested cash dividends or optional cash payments, is the average price paid for the shares, including brokerage commissions, on the investment date or, in the case of shares acquired from us, the average of the closing bid and ask quotations on NASDAQ on the investment date. The holding period for such shares begins on the day after the investment date.

Participants will not realize any taxable income when they receive certificates for Plan shares credited to their accounts, whether upon withdrawal from the plan or otherwise. However, upon withdrawal, Participants will receive cash payments for the fractional shares credited to their Plan accounts and may realize a gain or loss. The amount of such gain or loss will be the difference between the amount the Participant receives for the fractional shares and Participant’s tax basis for such fractional shares.

If the Participant is subject to withholding, we will withhold the required taxes from the amount of dividends that would otherwise be reinvested under the Plan. The Plan Administrator will notify the Participant when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be invested. The amount withheld will be reported to the Participant

The selling of shares by a Participant will give rise to capital gain or loss, provided the Participant holds such shares as a capital asset. The amount of any such gain or loss will be the difference between the proceeds received by the Participant, net of commissions and fees, and the Participant’s tax basis in such shares. The tax basis of shares acquired under the Plan is equal to the purchase price of such shares. Participants who sell shares will receive form 1099B at year end.

The discussion above is only a general discussion of certain federal income tax aspects of an investment in the Plan. Because tax consequences may vary, depending on each Participant’s own tax situation, Participants or persons considering participation in the Plan are advised to consult their own tax advisors regarding the tax effect of participation in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

Foreign Shareholders

33.	What provision is made for foreign shareholders?

For foreign shareholders who are Participants and whose dividends are subject to United States income tax withholding laws, an amount equal to the dividends to be reinvested less the amount of tax required to be withheld is applied to the purchase of shares of common stock. The statements distributed by the Plan Administrator confirming purchases made for such foreign Participants indicate the amount of tax withheld. Optional cash payments received from foreign shareholders must be in United States dollars and are invested in the same manner as payments from other Participants.

Responsibilities of CNB Financial Corporation and the Plan Administrator

34.	What are the responsibilities of CNB Financial Corporation and the Plan Administrator under the Plan?

Neither the Plan Administrator nor we will be liable for claims arising from any act done in good faith or any good faith omission to act. This includes, but is not limited to, any claim of liability arising out of failure to terminate a Participant’s Plan account upon such Participant’s death prior to receipt of notice in writing of such death. Neither the Plan Administrator nor we have any duties, responsibilities or liabilities except those expressly set forth in the Plan and will not be liable for any act done in good faith or good faith act with regards to shares purchased or sold and the prices shares were purchased or sold.

The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan obligates us to declare or pay any dividend on our common stock.

Custody of Certificates

35.	May other common stock certificates be deposited with the Plan Administrator under the Plan?

Participants may deposit any common stock certificates now or hereafter registered in their name for credit under the Plan. There is no charge for this service. Because Participants bear the risk of loss in sending stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested, and properly insured. The Participant must provide written instructions to the Plan Administrator directing that the shares be deposited to the Participant’s Plan account. Whenever certificates are issued to a Participant, either upon request or upon termination of participation, new, differently numbered certificates will be issued.

Suspension, Modification or Termination of the Plan

36.	May the Plan be suspended, modified or terminated?

While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. We will notify Participants of any such suspension, termination or modification. If the Plan is terminated, any uninvested initial or optional cash payments will be returned to Participants, either certificates or direct registration shares for shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts (See Question 26).

We intend to use our best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of common stock under the Plan. However, we have no obligation to offer, issue or sell common stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, we may elect not to offer or sell common stock under the Plan to Participants residing in any jurisdiction or foreign country where the burden of expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of those circumstances, dividends, if and when declared, will be paid in cash and any optional cash payments received from such shareholder will be returned.

USE OF PROCEEDS

The proceeds from the sale of newly issued common stock, or shares held in our treasury, pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and by-laws, as amended and restated. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our amended and restated articles of incorporation and by-laws, as amended and restated, because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our amended and restated articles of incorporation and by-laws, as amended and restated, by following the directions under the heading “Where You Can Find More Information.”

General

Our amended and restated articles of incorporation authorize us to issue 50,000,000 shares of stock, no par value. As of September 1, 2015, there were 14,473,482 shares of common stock issued and outstanding.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors. Subject to certain exceptions, whenever any corporate action is to be taken by a vote of the shareholders, it will be authorized by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Directors receiving the highest number of votes shall be elected.

Liquidation Rights

The holders of our common stock, together with the holders of any class or series of stock entitled to participate with the holders of our common stock in the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will be entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment to, the holders of any class of stock having preference over the common stock in the event of a liquidation, dissolution or winding-up the full preferential amounts to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of any convertible securities, will, when issued, be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Certain Important Charter Provisions

Our by-laws, as amended and restated, provide for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered terms. Any amendment to our by-laws must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. Additionally, our amended and restated articles of incorporation provide that the affirmative vote of at least 66% of the outstanding shares of each class entitled to vote is required to effect business combinations.

Some of the foregoing provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Since the terms of our amended and restated articles of incorporation and by-laws, as amended and restated, may differ from the general information we are providing, you should only rely on the actual provisions of our amended and restated articles of incorporation and by-laws. If you would like to read our amended and restated articles of incorporation and by-laws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NASDAQ Stock Market Listing

Our common stock is traded on the NASDAQ Stock Market under the symbol “CCNE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and in accordance therewith we file reports on Forms 10-K, 10-Q and 8-K, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such material can be read and copied by the public at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the Commission, such as we do. The address of that site is http://www.sec.gov. Our web site address is http://www.bankcnb.com.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Until we sell all of the securities covered by this Prospectus or terminate the offering, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, including the information incorporated by reference from our definitive proxy statement for our 2015 Annual Meeting of Shareholders, filed on March 17, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015;

•	Our Current Reports on Form 8-K filed on February 2, February 11, February 25, April 21, April 23, May 13, July 21, August 11 and August 12, 2015; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 17, 1985, including any amendment or report filed for the purpose of updating such description.

Each of these documents is available from the SEC’s web site and public reference room previously described. We will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to CNB Financial Corporation, Attn: Shareholder Relations, 1 South Second Street, Clearfield, PA 16830. Telephone requests should be directed to us at (814) 765-9621.

EXPERTS

Our consolidated financial statements at December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report. Such consolidated financial statements have been so incorporated into this document and into the registration statement by reference to CNB’s Annual Report on Form 10-K for the year ended December 31, 2014, in reliance upon their report and given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan Lovells US LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

INDEMNIFICATION

Our amended and restated articles of incorporation and by-laws contain provisions regarding the indemnification by the Company of directors, officers and other persons under specified conditions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities are as follows:

Amount To Be Paid
SEC registration fee	—
Legal Fees	5,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

Total	$15,000

Item 15. Indemnification of Directors and Officers

Sections 1741 through 1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1850 of the BCL.

As permitted by the BCL, the by-laws of the registrant, as amended and restated, provide that the registrant shall, subject to certain authorizations and determinations, indemnify its directors and officers, including the advancement of expenses. The by-laws contain the procedures pursuant to which such indemnification and advancement of expenses may be authorized and effectuated, including receipt of certain undertakings by the director or officer as a condition precedent to the advancement of expenses. The by-laws, as amended and restated, provide, among other things, that indemnification shall not be made where the indemnification is expressly prohibited by law or where a final adjudication establishes that the director’s or officer’s conduct constitutes willful misconduct or recklessness or was based upon or attributable to the receipt from CNB Financial Corporation of a personal benefit to which the director or officer was not legally entitled.

As permitted by the BCL, the registrant maintains directors and officers liability insurance in amounts and on terms which the registrant’s board of directors deems reasonable. In the ordinary course of business, the registrant’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

Item 16.Exhibits

Exhibit Number	Description

5 .1	Opinion of Hogan Lovells US LLP regarding the legality of the securities registered hereby.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP., independent registered public accounting firm.

*24.1	Directors’ Power of Attorney (incorporated herein by reference to the Company’s Form S-3 filed November 12, 2009) (File No 333-163047).

*Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clearfield, Commonwealth of Pennsylvania on this 1st day of September, 2015.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 1st day of September, 2015.

Signature	Title

/s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr.	President, Chief Executive Officer & Director Principal Executive Officer

/s/ Brian W. Wingard Brian W. Wingard	Treasurer Principal Financial and Accounting Officer

* William F. Falger	Director

Richard L. Greslick, Jr.	Director

Dennis L. Merrey	Director

* Robert W. Montler	Director

Joel E. Peterson	Director

* Deborah Dick Pontzer	Director

* Jeffrey S. Powell	Director

* James B. Ryan	Director

Nick Scott, Jr.	Director

Richard B. Seager	Director

* Peter F. Smith	Director

Peter C. Varischetti	Director

* By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr.

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities registered hereby.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

*24.1	Directors’ Power of Attorney (incorporated herein by reference to the Company’s Form S-3 filed November 12, 2009) (File No 333-163047).

*Previously filed.